PROSPECTUS and				PRICING SUPPLEMENT NO. 3
PROSPECTUS SUPPLEMENT, each		effective at 12:00 PM ET
Dated January 12, 1999			Dated January 22, 1999
CUSIP: 24422EKS7				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $3,072,500,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				26 January 1999

Maturity Date:					26 April 2000

Principal Amount:					$50,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 2 Basis Points

Initial Interest Determination Date:	22 January 1999

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the 26th
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 26th
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Credit Suisse First Boston
has purchased the Senior Notes
as principal at a purchase
price of 99.99086% of the
aggregate principal amount
of the Senior Notes.


Credit Suisse First Boston
r:finance\mtn\jdccflglibor.doc